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                                       BY-LAWS

                                          OF

                                     INACOM CORP.

                        (As Amended Through October 24, 1996)


                                 ARTICLE I.  OFFICES

    The principal office of the corporation shall be at 10810 Farnam Drive, Suite 200, Omaha, Nebraska 68154.

    The principal office of the corporation in the State of Delaware shall be located in the City of Wilmington, County of New Castle. The corporation may have such other offices, either within or without the State of Delaware as the Board of Directors may designate or as the business of the corporation may require from time to time.

    The registered office of the corporation required by The Delaware Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the required office may be changed from time to time by filing the required statement with the Secretary of State.


                              ARTICLE II.  SHAREHOLDERS

    Section 1. ANNUAL MEETING. The annual meeting of the shareholders shall be on a date determined by the Board of Directors prior to the end of the applicable fiscal year and which in no event will be later than 140 days after the close of such fiscal year, at an hour as is specified by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Delaware, such meeting shall be held on the next succeeding business day. If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

    Section 2. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors.

    Section 3. PLACE AND TIME OF MEETING. The Board of Directors may designate the time at any place, either within or without the State of Delaware, as the time and place of the meeting for any annual meeting or for any special meeting called by the Board of


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Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate the time at any place, either within or without the State of Delaware, as a place for holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the registered office of the corporation in the State of Delaware at two o'clock p.m.

    Section 4. NOTICE OF MEETING. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the President or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

    Section 5. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payments of any dividend, or an order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the recorded date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.


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    Section 6.  VOTING LISTS.  The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days, prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

    Section 7. QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.
At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 8. PROXIES. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

    Section 9. VOTING OF SHARES. Subject to the provisions of Section 11 of this Article II, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

    Section 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

    Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing


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in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    Section 11. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

    Section 12. NOTICE OF STOCKHOLDER BUSINESS. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of InaCom who complies with the notice procedures set forth in this Section 12. For business to be properly brought before an annual meeting by a shareholder, a shareholder must have given timely notice thereof in writing to the Secretary of InaCom. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of InaCom, not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and


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address, as they appear on InaCom's books, of the shareholder proposing such business, (c) the class and number of shares of InaCom which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 12. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 12, and if the Chairman should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

    Section 13. NOTICE OF STOCKHOLDER NOMINEES. Only persons who are nominated with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of InaCom may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of InaCom entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 13. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of InaCom. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of InaCom not less than 60 nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be so delivered or mailed and received not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the date on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to be named as a nominee and to serving as the director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on InaCom's books, of such shareholder and (ii) the class and number of shares of InaCom which are beneficially owned by such shareholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of InaCom that information required to be set forth in a shareholder's notice of nomination which


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pertains to the nominee. No person shall be eligible for election as a director of InaCom unless nominated in accordance with the procedures set forth in the By-Laws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if the Chairman should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.


                           ARTICLE III.  BOARD OF DIRECTORS

    Section 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by its Board of Directors.

    Section 2. NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be fixed by resolution of the Board of Directors and may be altered from time to time by a majority vote of the members of the Board of Directors present at any regular or special meeting of the Board. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been elected and qualified, provided that any director or the entire Board of Directors may be removed at any time, with or without cause, by a majority vote of all the shares of the corporation issued and outstanding. Directors need not be residents of the State of Delaware or shareholders of the corporation.

    Section 3. REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.

    Section 4. SPECIAL MEETINGS. Special meetings of the Board of Directors unless otherwise prescribed by statute, may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Delaware as the place for holding any special meeting of the Board of Directors called by them.

    Section 5. NOTICE. Notice of any special meeting shall be given at least ten (10) days previously thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is


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delivered to the telegraph company.  Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    Section 6. QUORUM. A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such number is present at a meeting, these directors present may adjourn the meeting from time to time without further notice.

    Section 7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if a written consent thereto is signed by all members of the Board and such written consent is filed with the minutes of the proceedings of the Board. A consent and agreement in lieu of meeting may be made either by one consent signed by all the directors or by individual consents signed by each director. The directors may also meet by means of conference telephone or similar communications equipment as provided by Delaware law.

    Section 8. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum.

    Section 9. COMPENSATION. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the

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corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

    Section 11. EXECUTIVE COMMITTEE. An Executive Committee of two or more Directors may be designated by a duly adopted resolution passed by the Board of Directors. The Executive Committee, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors, except that such Committee shall not have the authority of the Board of Directors in reference to: (1) amending the Articles of Incorporation,
(2) approving a plan of merger or consolidation, (3) recommending to the shareholders the sale, lease or exchange of all or substantially all the property and assets of the Company, (4) recommending to the shareholders the voluntary dissolution of the Company, (5) declaring any dividend or authorizing any distribution of any shares of capital stock of the Company.

    Section 12. ADDITIONAL COMMITTEES. Such other committees may be designated by a duly adopted resolution passed by the Board of Directors as the Board of Directors may deem necessary. Such committees shall perform such functions as shall be assigned to them by the Board of Directors.


                                ARTICLE IV.  OFFICERS

    Section 1. NUMBER. The officers of the corporation shall consist of a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors.

    Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

    Section 2. ELECTION AND TERM OF OFFICE. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

    Section 3. REMOVAL. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the

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corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

    Section 4. VACANCIES. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

    Section 5. THE PRESIDENT. The President shall be the principal executive officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the corporation thereunto authorized by the Board of Directors, certificates for shares of the corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-Laws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

    Section 6. THE VICE PRESIDENT. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the President or the Board of Directors.

    Section 7. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such

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shareholder; (e) sign with the President, or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    Section 8. THE TREASURER. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for monies due and payable to the corporation from any source whatsoever, and deposit all such monies in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with provisions of Article V of these By-Laws; and (b) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

    Section 9. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

    Section 10. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                  ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    Section 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in


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its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

    Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation and in such banks, trust companies or other depositaries as the Board of Directors may select.


               ARTICLE VI.  CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation.

    All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    Section 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

    Section 3. FRACTIONAL SHARES. No fractional shares of stock of InaCom shall be transferred, issued, or reissued.

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    Section 4.  CHARGE FOR CERTIFICATES.  The corporation may invoke a charge approximately equal to the cost of issuing a stock certificate for each certificate of stock to be issued or reissued in excess of the minimum number of certificates required, if the number of certificates requested by a stockholder is deemed by the Secretary to be unreasonable.


                            ARTICLE VII.  INDEMNIFICATION

    Section 1. ACTIONS BY OTHERS. InaCom shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of InaCom) by reason of the fact that he is or was a director, officer, employee or agent of InaCom, or is or was serving at the request of InaCom as a director, officer, employee or agent of InaCom, or is or was serving at the request of InaCom as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of InaCom, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was criminal. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of InaCom, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was criminal.

    Section 2. ACTIONS BY OR IN THE RIGHT OF INACOM. InaCom shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of InaCom to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of InaCom, or is or was serving at the request of InaCom, as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of InaCom and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to InaCom unless and

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only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 3. SUCCESSFUL DEFENSE. To the extent that a director, officer, employee or agent of InaCom has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

    Section 4. SPECIFIC AUTHORIZATION. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) shall be made by InaCom only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Sections 1 and
2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5. ADVANCE OF EXPENSES. Expenses incurred by an elected officer or director in defending a civil or criminal action, suit or proceeding shall be paid by InaCom in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or elected officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by InaCom as authorized in this Article. Such expenses incurred by other officers, employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

    Section 6. RIGHT OF INDEMNITY NOT EXCLUSIVE. The indemnification and advancement of expenses provided by or granted pursuant to the Certificate of Incorporation or these By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

    Section 7. INSURANCE. InaCom may purchase and maintain insurance on behalf of any person who is or was a director,

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officer, employee or agent of InaCom, or is or was serving at the request of
InaCom as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not InaCom would have the power to indemnify him against such liability under the provisions of this Article,
Section 145 of the General Corporation Law of the State of Delaware, or otherwise.

    Section 8. EMPLOYEE BENEFIT PLANS. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of InaCom" shall include any service as a director, officer, employee or agent of InaCom which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of InaCom" as referred to in this Article.

    Section 9. INVALIDITY OF ANY PROVISIONS OF THIS ARTICLE. The invalidity of unenforceability of any provision of this Article shall not affect the validity or unenforceability of the remaining provisions of this Article.

    Section 10. CONTINUATION OF INDEMNIFICATION. The indemnification and advancement of expenses, to the extent provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person. All rights to indemnification provided by or granted pursuant to this Article, these By-Laws, or the Certificate of Incorporation shall be deemed to be a contract between InaCom and each director, officer, employee, or agent of InaCom who serves or served in such capacity at any time while this Article VII is in effect. Any repeal or modification of this Article VII shall not in any way diminish any rights to indemnification of such director, officer, employee or agent, or the obligations of InaCom arising hereunder.

                              ARTICLE VIII.  FISCAL YEAR

    The fiscal year of the corporation shall end on the last Saturday of December of each year.

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                                ARTICLE IX.  DIVIDENDS

    The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Certificate of Incorporation.


                             ARTICLE X.  WAIVER OF NOTICE

    Whenever any notice is required to be given to any shareholder or director of the corporation under the provisions of these By-Laws or under the provisions of the Certificate of Incorporation or under the provisions of the Delaware Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                               ARTICLE XI.  AMENDMENTS

    These By-Laws may be altered, amended or repealed and new By-Laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors.









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